FOR IMMEDIATE RELEASE: June 9, 2009

PENN TRAFFIC REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER OF FISCAL 2010

SYRACUSE, N.Y. – The Penn Traffic Company (Pink Sheets: PTFC), which owns and operates P&C, Quality and BiLo supermarkets in the Northeastern United States, reported financial results for the first quarter of fiscal 2010.

Penn Traffic's revenues from the company’s 82-store continuing operations were $200.1 million in the quarter ended May 2, 2009, compared to $212.1 million during the same period the year prior, when 87 stores were included in continuing operations.  First quarter fiscal 2010 revenues reflect lower volume and traffic trends resulting from competitors’ new-store and remodel activity, as well as macroeconomic conditions.  First quarter same store sales decreased 4.8%, compared to first quarter of fiscal 2009.

Penn Traffic reduced its net loss from continuing operations to $8.9 million, or $1.05 per share, in the first three months of fiscal 2010, compared to $10.7 million, or $1.26 per share, the year prior.  First quarter fiscal 2010 results reflect $2.4 million in non-recurring charges including: (1) professional fees; (2) closed-store costs; (3) SEC legal costs; (4) severance; (5) asset sales and (6) Chapter 11 reorganization costs.  The company had non-recurring charges of $3.0 million in the first quarter of fiscal 2009.

“As we saw much of the retail grocery industry struggle in the face of the challenging economy, we remained committed to our efforts to attract and retain loyal shoppers, stabilize the top line and take unnecessary overhead and inefficiencies out of the business,” President and Chief Executive Officer Gregory J. Young said.  “The lower volume and traffic levels we saw in the first quarter were in line with our internal expectations and offset in part by our aggressive cost-saving measures, allowing us to continue narrowing Penn Traffic’s losses.  At the same time, we continued to invest cash in store renovations and other strategic capital projects, while paying down additional debt.”

Penn Traffic maintained relatively stable gross margins at 31.1 percent in the first quarter of fiscal 2010, compared to 31.2 percent the year prior.  Gross profit was $62.3 million in the first quarter of fiscal 2010, compared to $66.0 million during the same period the year prior.
First quarter fiscal 2010 selling and administrative expenses were $69.0 million, or 34.5 percent of revenues.  In the same period the year prior, selling and administrative expenses were $74.2 million, or 35.0 percent of revenues.

The company’s operating loss for the first quarter fiscal 2010 was reduced to $6.9 million, compared to $8.9 million during the same period in fiscal 2009.

EBITDA, including non-recurring charges, was $(2.0) million in the first quarter fiscal 2010, compared to $(2.8) million in the first quarter fiscal 2009.  Adjusted for non-recurring charges, EBITDA was $0.4 million in the three months ended May 2, 2009, compared to $0.2 million during the three months ended May 3, 2008.

EBITDA ADJUSTED FOR NON-RECURRING CHARGES
RECONCILED TO GAAP LOSS FROM CONTINUING OPERATIONS

	First Quarter
(in $000s)	2010	2009

Loss from continuing operations	$(8,882)	$(10,723)
Tax (benefit) / expense	(37)	156
Interest expense	2,020	1,529
Reorganization expense	23	110
Operating loss	(6,876)	(8,928)
Less: Reorganization expenses	(23)	(110)
Depreciation and amortization	4,632	5,100
Asset impairment charge	123	809
LIFO Provision	162	323
EBITDA	(1,982)	(2,806)

Reorganization and other expenses:
Total reorganization and other expenses:	23	110

SG&A expenses:
Professional fees	990	2,250
Closed store costs	12	519
SEC legal costs	726	359
Loss/(Gain) on asset disposition	173	(484)
Severance	107	87
Other	400	158
Total SG&A expenses:	2,408	2,889

Total EBITDA adjustments	2,431	2,999
Adjusted EBITDA	$449	$193

EBITDA (operating loss before interest, taxes, depreciation, amortization, asset impairment charge, and LIFO provision, less reorganization expense) and adjusted EBITDA should not be interpreted as measures of operating results, cash flow provided by operating activities or liquidity, or as alternatives to any generally accepted accounting principle (GAAP) measure of performance.  Penn Traffic reports EBITDA and adjusted EBITDA as they are important measures utilized by management to monitor the operating performance of our business.  EBITDA and adjusted EBITDA may also assist investors in evaluating the company’s capacity to service debt and capital expenditures.

Penn Traffic reported cash and equivalents of $35.6 million on May 2, 2009, reflecting the company’s previously disclosed debt reduction of $17 million in February 2009 from the repayment of amounts borrowed under the company’s revolving line of credit.  Cash and equivalents were $56.4 million on January 31, 2009, and $11.8 million on May 3, 2008.  Total debt outstanding was $28.2 million on May 2, 2009, compared to $45.6 million on January 31, 2009, and $60.4 million on May 3, 2008.

Conference Call
Penn Traffic will host a conference call at 9 a.m. Eastern Time on Wednesday, June 10, 2009 to review the company’s financial results and performance. The call can be accessed by dialing 866-337-5532 from the U.S. and Canada.  Callers outside the U.S. and Canada may access the call by dialing 904-596-2360.

A recording of the conference call will be archived for 90 days, and it may be accessed by dialing 888-284-7564 from the U.S. and Canada, or 904-596-3174, and entering reference number 250022.

About Penn Traffic
The Penn Traffic Company owns and operates supermarkets under the P&C, Quality and BiLo trade names in Upstate New York, Pennsylvania, Vermont and New Hampshire.  Headquartered in Syracuse, N.Y., Penn Traffic’s conventional supermarkets offer value pricing, fresh and local products, and full-service stores in convenient neighborhood locations.  The regional retailer’s P&C Fresh supermarkets combine all the features of conventional-format stores with gourmet, premium and store-made fresh products, as well as ready-to-eat foods, easy-to prepare meals and expanded natural and organic product offerings.  Retail supermarkets and consumers became Penn Traffic’s primary focus with the sale of its wholesale business segment during fiscal 2009.  More information on the company may be found at www.penntraffic.com.

Forward Looking Statements
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as “believe”, “anticipate”, “estimate”, “expect”, “could”, “may”, and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: economic and competitive uncertainties; the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance our indebtedness; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; the ability of the company to pursue strategic alternatives; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company. The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Investors and business/financial media contact Jeffrey Schoenborn of Travers Collins & Company Investor Relations, 716.842.2222, jschoenborn@traverscollins.com.

Trade and local media contact Chuck Beeler of Eric Mower and Associates, 315.413.4346, cbeeler@mower.com.

The Penn Traffic Company
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Quarter Ended	Quarter Ended
	May 2,	May 3,
	2009	2008

Revenues	$200,077	$212,107

Cost and operating expenses
Cost of sales	137,809	145,990
Selling and administrative expenses	68,960	74,201
Loss / (gain) on sale of assets	49	(484)
Loss on store closings	12	519
Asset impairment charge	123	809
	206,953	221,035

Operating loss	(6,876)	(8,928)

Interest expense	2,020	1,529
Reorganization and other expenses	23	110

Loss from continuing operations before income taxes	(8,919)	(10,567)

Income tax (benefit) / expense	(37)	156

Loss from continuing operations	(8,882)	(10,723)

Discontinued operations
Loss from discontinued operations	(412)	(1,708)
Net loss	$(9,294)	$(12,431)

Net loss per share - basic and diluted:
Loss per share from continuing operations	$(1.05)	$(1.26)
Loss per share from discontinued operations	$(0.05)	$(0.20)

Net loss per share - basic and diluted	$(1.10)	$(1.46)

Basic and diluted shares outstanding and to be issued	8,641,676	8,650,110

The Penn Traffic Company
Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	May 2,	January 31,
	2009	2009

ASSETS

Current assets:
Cash and cash equivalents	$35,617	$56,434
Accounts and notes receivable (less allowance for doubtful accounts of $2,213 and $2,676, respectively)	19,019	19,454
Inventories	42,677	44,306
Prepaid expenses and other current assets	5,638	5,990
Total current assets	102,951	126,184

Capital leases:
Capital leases	10,768	10,768
Less: Accumulated amortization	(3,603)	(3,357)
Capital leases, net	7,165	7,411

Fixed assets:
Land	9,036	9,036
Buildings	12,663	12,538
Equipment and furniture	78,596	80,819
Vehicles	8,077	8,020
Leasehold improvements	11,502	10,906
Total fixed assets	119,874	121,319
Less: Accumulated depreciation	(69,659)	(68,019)
Fixed assets, net	50,215	53,300

Other assets:
Intangible assets, net	2,572	2,883
Other assets	3,699	3,936
Total other assets	6,271	6,819

Total assets	$166,602	$193,714

The Penn Traffic Company
Consolidated Balance Sheets (continued)
(In thousands, except share data)
(unaudited)

	May 2,	January 31,
	2009	2009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of obligations under capital leases	$1,463	$1,519
Current maturities of long-term debt	16,302	17,296
Accounts payable	10,465	8,119
Other current liabilities	38,079	39,848
Deferred income taxes	7,261	7,373
Total current liabilities	73,570	74,155

Non-current liabilities:
Obligations under capital leases	7,131	7,443
Long-term debt	3,260	19,338
Defined benefit pension plan liability	25,560	25,903
Deferred income taxes	571	523
Other non-current liabilities	29,697	30,265
Total non-current liabilities	66,219	83,472
Total liabilities	139,789	157,627

Commitments and contingencies

Stockholders’ equity:
Preferred stock - authorized 1,000,000 shares, $.01 par value;
10,000 shares issued in 2009 and 2008	100	100
Common stock - authorized 15,000,000 shares, $.01 par value; 8,641,676 shares
issued in 2009; 8,519,095 shares issued and to be issued in 2008	86	86
Capital in excess of par value	128,148	128,148
Deficit	(101,247)	(91,953)
Accumulated other comprehensive loss	(274)	(294)
Total stockholders’ equity	26,813	36,087

Total liabilities and stockholders’ equity	$166,602	$193,714

The Penn Traffic Company
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Quarter Ended	Quarter Ended
	May 2,	May 3,
	2009	2008

Operating activities:
Net loss	$(9,294)	$(12,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,646	5,664
Provision for doubtful accounts	133	619
Loss / (gain) on sale of assets	49	(1,874)
Asset impairment charge	123	2,604
Amortization of deferred finance costs	261	333
Deferred income taxes	(64)	92
Phantom stock	73	131

Net change in operating assets and liabilities:
Accounts and notes receivable	302	4,083
Prepaid expenses and other current assets	352	1,026
Inventories	1,629	1,691
Other assets	(25)	(4)
Accounts payable and other current liabilities	577	(8,067)
Liabilities subject to compromise	-	(1,103)
Defined benefit pension plan liability	(323)	(847)
Other non-current liabilities	(534)	(1,302)

Net cash used in operating activities	(2,095)	(9,385)

Investing activities:
Capital expenditures	(1,398)	(1,764)
Proceeds from sale of assets	116	3,498

Net cash (used in) provided by investing activities	(1,282)	1,734

Financing activities:
Payment of mortgages	(72)	(72)
Net repayments under revolving credit facility	(17,000)	-
Reduction in capital lease obligations	(368)	(316)
Payment of deferred financing costs	-	(1,084)

Net cash used in financing activities	(17,440)	(1,472)

Net decrease in cash and cash equivalents	(20,817)	(9,123)

Cash and cash equivalents at beginning of period	56,434	20,916

Cash and cash equivalents at end of period	$35,617	$11,793